Exhibit 24.1
Power of Attorney
KNOW ALL MEN BY THESE PRESENTS THAT each person whose signature appears below does hereby constitute and appoint Constantine Iordanou, Mark D. Lyons and Louis T. Petrillo, and each of them, as his or her true and lawful attorney-in-fact and agent and in his or her name, place, and stead, and in any and all capacities, to sign his or her name to the Registration Statement of Arch Capital Group Ltd., a Bermuda company, on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and to any and all amendments or supplements thereto (including any post-effective amendments), and to any registration statement relating to the offering covered by such registration statement and filed pursuant to Rule 462(b) under the Securities Act, with all exhibits thereto and other documents in connection therewith, and to cause the same to be filed with the Securities and Exchange Commission, and does hereby grant unto said attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully and to all intents and purposes as the undersigned could do if personally present, and the undersigned hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney on the dates indicated.

Signature	Title	Date

/s/ Constantine Iordanou
Constantine Iordanou	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	February 27, 2015
/s/ Mark D. Lyons
Mark D. Lyons	Executive Vice President, Chief Financial Officer, Chief Risk Officer and Treasurer (Principal Financial and Principal Accounting Officer)	February 27, 2015
/s/ John L. Bunce, Jr.
John L. Bunce, Jr.	Director	February 27, 2015
/s/ Eric W. Doppstadt
Eric W. Doppstadt	Director	February 27, 2015
/s/ Kewsong Lee
Kewsong Lee	Director	February 27, 2015
/s/ Yiorgos Lillikas
Yiorgos Lillikas	Director	February 27, 2015

Signature	Title	Date

/s/ James J. Meenaghan
James J. Meenaghan	Director	February 27, 2015
/s/ Deanna M. Mulligan
Deanna M. Mulligan	Director	February 27, 2015
/s/ Louis J. Paglia
Louis J. Paglia	Director	February 27, 2015
/s/ John M. Pasquesi
John M. Pasquesi	Director	February 27, 2015
/s/ Brian S. Posner
Brian S. Posner	Director	February 27, 2015
/s/ Eugene S. Sunshine
Eugene S. Sunshine	Director	February 27, 2015
/s/ John D. Vollaro
John D. Vollaro	Director	February 27, 2015